UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 5, 2018 (May 30, 2018)

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 30, 2018, comScore, Inc. (the “Company”) entered into an amendment (the “Extension”) to the Deed of Lease (the “Lease”) with South of Market LLC, with respect to the premises at 11950 Democracy Drive, Reston, Virginia. The current term under the Lease is scheduled to expire on July 31, 2022. Pursuant to the terms of the Extension, the new lease term will begin on August 1, 2022 and will expire on July 31, 2027. During the term under the Lease as extended, the Company will continue to occupy approximately 83,500 rentable square feet of the premises, with a base rent over the five-year term of approximately $25 million.
The foregoing description of the Extension does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Extension to the Lease is incorporated into this Item 2.03 by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2018 Equity and Incentive Compensation Plan
The Board of Directors (the “Board”) of the Company previously approved, subject to stockholder approval, the comScore, Inc. 2018 Equity and Incentive Compensation Plan (the “Plan”). The Company’s stockholders approved the Plan at the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 30, 2018. A detailed summary of the material terms of the Plan appears under the caption “Proposal No. 4 – Approval of the comScore, Inc. 2018 Equity and Incentive Compensation Plan” in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 20, 2018, which description is incorporated by reference herein.
The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan document, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.
Grants under the Plan will be made pursuant to award notices, forms of which are filed as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 hereto and are incorporated by reference herein.
Revised Form of Change of Control and Severance Agreement
Additionally, on May 30, 2018, the Compensation Committee of the Board (the “Compensation Committee”), adopted a revised form of Change of Control and Severance Agreement for executive officers (the “Change of Control Agreement”). The Change of Control Agreement was revised to prohibit a finding of termination for “good reason” where (i) an executive officer’s conduct subjects his or her compensation to clawback provisions under any Company policy, Company agreement or applicable federal law or regulations or (ii) a failure to pay an executive officer any compensation due under the Change of Control Agreement or a material diminution in such officer’s base or target incentive compensation is caused by the intentional or reckless conduct of the executive himself or herself.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Amended and Restated Certificate of Incorporation
On May 30, 2018, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share

(“Common Stock”), from 100,000,000 shares to 150,000,000 shares. The amendment was approved by stockholders at the Annual Meeting and became effective on the date of filing of the Certificate of Amendment.
A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated by reference herein.
Amendment to Amended and Restated Bylaws
On May 30, 2018, the Board, in conjunction with the corporate governance review discussed below, adopted amendments to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”). The amendments were effective upon their adoption. The amendments, among other things, generally update the Bylaws to eliminate certain obsolete provisions following the Company’s initial public offering and to reflect changes in law and practice, including the use of electronic transmission for notice, the ability of Delaware corporations to set two record dates for recessed and adjourned meetings (for notice of the meeting and for the right to vote), streamlining notice provisions for Board meetings in line with Delaware law, providing the Board with flexibility to reschedule stockholder meetings, adjustments to quorum requirements to ensure actions are taken by an appropriate number of directors, the elimination of the definition of “cause” with respect to the removal of directors to ensure alignment under evolving Delaware case law, the elimination of the provision that the chair of the Board would serve as the chief executive officer of the Company in the absence of a chief executive officer or president, and the insertion of an exclusive forum provision for Delaware. The Bylaws were also streamlined to eliminate provisions that were a recitation of Delaware law provisions and are often not included in more recent bylaws.
Furthermore, the Bylaws were amended to revise, and to consolidate into a single provision, the notice and information requirements for stockholders to nominate a candidate for election as a director or to propose other business at a stockholder meeting, and require, among other things, (i) additional limited disclosure of any material interest of such proposing stockholder in a director nominee or the proposed business; (ii) a description of all agreements, arrangements and understandings between a proposing stockholder and any other person in connection with the proposal; (iii) information regarding the proposing stockholder, including stock holdings in the Company; and (iv) information regarding the proposed director candidate for election. In addition, the provisions regarding indemnification were broadened and modernized throughout.
The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.2 hereto and is incorporated by reference herein. A copy of the Bylaws is also filed as Exhibit 3.3 and marked to show changes from the bylaws as previously in effect.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On May 30, 2018, the Board, in conjunction with the corporate governance review discussed below, adopted amendments to the Company’s Code of Business Conduct and Ethics (the “Code”). The Code applies to all of the Company’s directors, officers and employees. The amendments, among other things, (i) clarify the circumstances under which directors, officers and employees may accept gifts, as well as the types of gifts that may be accepted, (ii) update policies relating to the protection and privacy of employee records, (iii) strengthen and update provisions relating to compliance with certain laws, including the Foreign Corrupt Practices Act, (iv) add provisions relating to procurement policies and the recruitment and employment of current and former U.S. government employees, and (v) require that all employees cooperate with any Audit Committee investigation.
The Code is available under “Corporate Governance” on the Investor Relations section of the Company’s website at www.comscore.com.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on May 30, 2018. The results of voting on the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.
Proposal No. 1

Two Class III directors, Dale Fuller and Robert Norman, were elected to serve for terms expiring at the 2019 annual meeting of stockholders; three Class I directors, Jacques Kerrest, Michelle McKenna and Paul Reilly, were elected to serve for terms expiring at the 2020 annual meeting of stockholders; and three Class II directors, William Livek, Brent Rosenthal and Bryan Wiener, were elected to serve for terms expiring at the 2021 annual meeting of stockholders, in each case, to hold office until their respective successors have been duly elected and qualified. The election results were as follows:

Nominee	Class	For	Withheld	Broker Non-Votes
Dale Fuller	Class III	46,574,749	121,874	4,053,655
Robert Norman	Class III	46,454,802	241,821	4,053,655
Jacques Kerrest	Class I	46,471,536	225,087	4,053,655
Michelle McKenna	Class I	46,559,695	136,928	4,053,655
Paul Reilly	Class I	46,448,657	247,966	4,053,655
William Livek	Class II	46,436,495	260,128	4,053,655
Brent Rosenthal	Class II	46,277,127	419,496	4,053,655
Bryan Wiener	Class II	46,500,125	196,498	4,053,655
Proposal No. 2
The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
46,340,318	287,431	68,873	4,053,655
Proposal No. 3
The stockholders recommended, on a non-binding advisory basis, that future advisory votes on executive compensation occur every year as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
46,057,586	35,428	87,611	515,998	4,053,655
In light of the results of the advisory vote on Proposal No. 3, the Board determined that the Company will hold a stockholder vote on executive compensation every year until the next required advisory vote on the frequency of stockholder votes on executive compensation.
Proposal No. 4
The comScore, Inc. 2018 Equity and Incentive Compensation Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
42,810,232	3,878,860	7,531	4,053,655
Proposal No. 5
An amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares Common Stock from 100,000,000 shares to 150,000,000 shares was approved as follows:

For	Against	Abstain	Broker Non-Votes
49,962,925	513,610	170,377	103,366
Proposal No. 6
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified as follows:

For	Against	Abstain	Broker Non-Votes
50,666,326	64,119	19,833	—
Item 8.01 Other Events.
Corporate Governance Review
On May 30, 2018, following a corporate governance review and consistent with the Board’s focus on sound corporate governance principles, as well as in accordance with the terms of the Company’s previously disclosed stipulation of settlement relating to the actions styled (i) In re comScore, Inc. Shareholder Derivative Litigation, No. 1:16-cv-09855-JGK (S.D.N.Y.), (ii) In re comScore, Inc. Virginia Shareholder Derivative Litigation, No. CL-2016-0009465 (Va. Cir. Ct. Fairfax Cnty.) and (iii) Assad v. Fulgoni, et al., No. CL-2017-0005503 (Va. Cir. Ct., Fairfax Cnty.), the Board adopted certain governance policies and enhancements as described below.
The Board adopted a director resignation policy for directors in an uncontested election, which policy provides that any nominee for director who receives a majority of “withhold” votes in an uncontested election of directors is expected to tender to the Board his or her resignation promptly following the certification of the election results. In such event, the Nominating and Governance Committee of the Board (the “Governance Committee”) will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the resignation. The Board will act on the Governance Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The Company will promptly disclose the Board’s decision (and, if the Board rejects the resignation, the Board’s reasons for doing so).
The Board also adopted, upon the consideration and recommendation of the Compensation Committee, a clawback policy, which provides that (i) if an accounting restatement occurs, the Board shall seek to recover (a) any excess incentive-based compensation from an executive officer determined to have committed misconduct resulting in the restatement and (b) any compensation recoverable from the Chief Executive Officer ("CEO") or Chief Financial Officer ("CFO") under Section 304 of the Sarbanes-Oxley Act of 2002; (ii) the Board shall seek to recover any incentive-based compensation or other compensation from an executive officer if the compensation was determined to be based on financial results or operating metrics that were satisfied as a result of such executive officer’s knowing or intentional fraudulent or illegal conduct; and (iii) the Board shall seek to recover from an executive officer any incentive-based compensation it determined was awarded due to an error in the amount of such compensation calculated.
The Board also adopted an anti-hedging and pledging policy, which prohibits directors, executive officers and their family members from hedging and pledging Common Stock as collateral for a loan or purchasing Common Stock on margin.
The Board also adopted revisions to the Company’s Corporate Governance Guidelines to, among other things, (i) prohibit overboarding, such that the Company’s executive officers on the Board are prohibited from serving on more than two public company boards, including the Board, and the Company’s other Board members are prohibited from serving on more than four public company boards, including the Board; (ii) require independent Board leadership in the event the Chair is not independent; and (iii) include a provision that Board members are expected to attend each annual meeting of stockholders of the Company except in extraordinary circumstances. In addition, the Board also approved revisions to the charters of the Audit Committee, the Governance Committee and the Compensation Committee.

Additionally, the Compensation Committee, with the advice of its compensation consultant, undertook a review of the Company’s stock ownership guidelines and recommended amending such guidelines to further align the interests of the Company’s directors and executive officers with those of the Company’s stockholders. Under the amended guidelines as adopted by the Board, each director is expected to own shares of Common Stock with a value at least equal to five times the director’s annual cash retainer for the Board. The guidelines were also extended to executive officers, with the CEO expected to own shares of Common Stock with a value at least equal to five times the CEO’s annual base salary and the CFO, Chief Operating Officer and other named executives expected to own shares of Common Stock with a value at least equal to three times their respective annual base salaries. A director or executive officer has five years from the date of becoming subject to the guidelines to achieve compliance and must hold 100% of the net shares acquired upon vesting or exercise of any equity award until he or she has satisfied the ownership guidelines. The Company previously had stock ownership guidelines only for non-employee directors at a level of two times their annual cash retainer.
Press Release
On May 30, 2018, the Company issued a press release announcing the approval of its application to relist its Common Stock on The Nasdaq Global Select Market of The Nasdaq Stock Market LLC. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1
Certificate of Amendment of Amended and Restated Certificate of Incorporation of comScore, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed June 1, 2018) (File No. 333-225400)

3.2	Amended and Restated Bylaws of comScore, Inc. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed June 1, 2018) (File No. 333-225400)
3.3	Amended and Restated Bylaws of comScore, Inc., marked to show amendments effective May 30, 2018
10.1	Amendment No. 6 to Deed of Lease, dated as of May 30, 2018, by and between South of Market LLC and comScore, Inc.
10.2	comScore, Inc. 2018 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8, filed June 1, 2018) (File No. 333-225400)
10.3	Form of Restricted Stock Units Award Notice for Employees
10.4	Form of Restricted Stock Units and Common Stock Award Notice for Employees
10.5	Form of Restricted Stock Units Award Notice for Directors
10.6	Form of Common Stock Award Notice for Employees
10.7	Form of Common Stock Award Notice for Directors
10.8	Form of Common Stock Award for Consultants
99.1	Press release dated May 30, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer
Date: June 5, 2018